Exhibit 10.1

Agreement

This Agreement (the “Agreement”), dated as of April 8, 2002, by and among Jabber, Inc., a Delaware corporation (“Jabber”), Webb Interactive Services, Inc., a Colorado corporation (“Webb”) and France Telecom Technologies Investissements, a French corporation (“FTTI”). Together, Jabber, Webb and FTTI are referred to as the “Parties.”

Recitals

A.    Webb and FTTI currently own preferred stock of Jabber which is convertible into shares of Jabber’s common stock, $.01 par value (the “Common Stock”). On an as-converted basis, Webb currently owns 71% and FTTI currently owns 22% of Jabber’s outstanding securities. Jabber also owes Webb $1,100,000 which is due and payable on demand on and after April 30, 2002, and owes FTTI $100,000, which is due on demand.

B.    The Parties are in the process of seeking additional investors for Jabber. In that regard, Webb has requested that FTTI consent to certain changes within the capital structure of Jabber in an effort to simplify Jabber’s capital structure and assist the Parties in their efforts to attract additional investors in Jabber.

C.    The Parties desire to set forth the terms of their understanding with respect to the revision of the capital structure of Jabber as set forth in this Agreement.

Agreement

In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.	EXCHANGE OF NOTES; CANCELLATION OF PLEDGE AND SECURITY AGREEMENTS.

1.1
Exchange by Webb.    Webb hereby agrees to exchange all of the principal and accrued interest on its promissory note from Jabber (the “Webb Note”) in the principal amount of $1,100,000, into shares of Common Stock at an exchange rate of one share of Common Stock for each dollar of principal and interest so exchanged. The exchange will be deemed to be effective as of the date hereof, with Webb to immediately surrender the Webb Note for cancellation and Jabber to deliver to Webb within three (3) business days of the date hereof a certificate for the shares of Common Stock being issued in the exchange. No fractional shares shall be issued, the number of shares to be issued to be rounded down to the nearest whole number of shares.

1.2
Exchange by FTTI.    FTTI hereby agrees to exchange all of the principal and accrued interest on its promissory note from Jabber (the “FTTI Note”), in the principal amount of $100,000, into shares of Common Stock at an exchange rate of one share of Common Stock for each dollar of principal and interest so exchanged. The exchange will be deemed to be effective as of the date hereof, with FTTI to immediately surrender the FTTI Note for cancellation and Jabber to deliver to FTTI within three (3) business days of the date hereof a certificate for the shares of Common Stock being issued in the exchange. No fractional shares shall be issued, the number of shares to be issued to be rounded down to the nearest whole number of shares.

1.3	Cancellation of Pledge and Security Agreement. Effective as of the date hereof, the security interest granted to Webb by Jabber in accordance with the Security Agreement dated as of March 19, 2002, is hereby cancelled and is of no further force and affect. On the FTTI Effective Date (as hereinafter defined), (i) the security interest granted to FTTI by Jabber in accordance with the Pledge and Security Agreement, dated as of May 2, 2001, and as amended on July 6, 2001 (the “Pledge and Security Agreement”), is terminated and of no further force and affect; (ii) the pledge by Webb of 1,400,000 of its Series A-2 Preferred Stock of Jabber to FTTI pursuant to the Pledge and Security Agreement is hereby terminated and of no further force and affect; and (iii) the corporate guarantee of Webb pursuant to the Corporate Guaranty dated as of May 2, 2001, and as amended on July 6, 2001, between Webb and FTTI is hereby terminated and of no further force and affect. FTTI shall immediately deliver to Jabber the certificate for the 1,400,000 shares of Series A-2 Preferred Stock of Jabber pledged by Webb to FTTI for cancellation and conversion by Webb as described herein. Each Party agrees to provide such consents and other documents as may be reasonably required to terminate any public filings with respect to the above security interests and pledge and to complete the transactions described herein.

2.	CONVERSION OF PREFERRED STOCK.

2.1
Conversion of Series A Preferred Stock.    As of the FTTI Effective Date, Webb and FTTI shall each convert all of their respective shares of the Series A Preferred Stock of Jabber into shares of Common Stock in accordance with the terms of the Jabber Designation of Rights, Preferences and Limitations of Series A Convertible Preferred Stock. As a result of such conversions, Webb shall receive 8,050,000 shares of Common Stock and FTTI shall receive 750,000 shares of Common Stock.

2.2
Conversion of Series B Convertible Preferred Stock.    As of the FTTI Effective Date, FTTI shall convert 3,441 shares of its Series B Convertible Preferred Stock of Jabber into shares of Common Stock in accordance with the terms of the Jabber Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the “Series B Designation”). FTTI further agrees that, upon the conversion of all of the 690 shares of Series B Convertible Preferred Stock which are currently outstanding and owned by DiamondCluster International, Inc. (“Diamond”) into common stock of Jabber or the exchange of such stock by Diamond into common stock of Webb, FTTI shall convert an additional 600 shares of the Series B Convertible Preferred Stock into Common Stock so that at the end of such conversion it owns 100 shares of the Series B Convertible Preferred Stock, which shares shall be the only Series B Convertible Preferred Stock then authorized and outstanding. In accordance with the conversion of the 3,441 shares of Series B Convertible Preferred Stock, FTTI shall be issued 3,441,000 shares of Jabber Common Stock and shall be issued additional shares of Jabber Common Stock at $1.00 per share for payment in full of all accrued dividends as of the FTTI Effective Date.

2.3
Conversion of Series C Convertible Preferred Stock.    As of the FTTI Effective Date, Webb shall convert 7,091 shares of its Series C Convertible Preferred Stock of Jabber into shares of Common Stock in accordance with the terms of the Jabber Designation of Rights, Preferences and Limitations of Series C Convertible Preferred Stock (the “Series C Designation”). Webb further agrees that, in the event that FTTI shall convert more than 3,441 shares of its Series B Convertible Preferred Stock into shares of Common Stock in accordance with the provisions of Section 2.2 above, Webb shall convert additional shares of its Series C Convertible Preferred Stock into shares of Common Stock so that the total number of shares of Series C Convertible Preferred Stock owned by Webb is equal to the total number of shares of Series B Convertible Preferred Stock owned by FTTI. In accordance with the conversion of the 7,091 shares, Webb shall be issued 7,091,000 shares of Common Stock and shall be issued additional shares of Jabber Common Stock at $1.00 per share for payment in full of all accrued dividends as of the FTTI Effective Date.

2.4
Amendment of Series B and Series C Convertible Preferred Stock.    At the Jabber 2002 Annual Meeting of Stockholders (currently scheduled for April 16, 2002), Webb and FTTI each agree to vote their respective shares of Common Stock and shares of Series B and Series C Convertible Preferred Stock for amendments to the terms of the Series B and Series C Convertible Preferred Stock to eliminate the mandatory payment or accrual of dividends on the Series B and Series C Convertible

Preferred Stock. In addition, the Parties further agree that the Series B Designation will be further amended to clarify that Section 1(b)(v) of the First Amendment to Certificate of Designation requires the separate class vote of the Series B Convertible Preferred Stock in the case of any merger, including the merger of Jabber with or into Webb. In addition, the Series B Designation will be further amended to include a prohibition against selling, authorizing or issuing any additional Series B Convertible Preferred Stock without the prior consent of FTTI.

2.5
Offer to Exchange Securities.    In order to further simplify Jabber’s capital structure, Webb shall offer to each shareholder of Jabber other than Webb and FTTI, the opportunity to exchange shares of their Jabber securities for shares of Webb’s securities. Webb further agrees that it will convert any shares of Series B or Series C Convertible Preferred Stock of Jabber which it obtains in connection with such exchange offer into shares of Common Stock in accordance with the terms of the respective Designations.

3.	PRICE PROTECTION.

If Jabber shall, while there are any shares of its Series B Convertible Preferred Stock outstanding, issue or sell any of its securities that results in a change in the Applicable Conversion Value for Preferred Stock, as defined in the Series B Designation, the number of shares of Common Stock then owned by FTTI as a result of the exchange of the FTTI Note and conversion of FTTI’s preferred stock as provided herein, shall be adjusted by the issuance by Jabber to FTTI of such number of additional shares of Common Stock as is required for FTTI to own immediately following any such change, the same number of shares of Common Stock as FTTI would have owned if it had not exchanged the FTTI Note or converted its preferred stock into shares of Common Stock as provided herein, but had instead made such exchange and conversions immediately following the change in the “Applicable Conversion Value for Preferred Stock.” For purposes of this Section 3, the exchange of the FTTI Note and conversion of the 750,000 shares of Jabber Series A Convertible Preferred Stock by FTTI shall be treated as if such securities had been issued upon conversion of 850 shares of Jabber’s Series B Convertible Preferred Stock with an Original Purchase Price, as defined in the Series B Designation, of $850,000. Additionally, the price protection applicable to the Series B Convertible Preferred shall remain in effect so long as any Series B Convertible Preferred Stock remains outstanding and the Parties agree that the Certification of Designation for the Series B Convertible Preferred Stock shall be amended as may be required to that effect.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF WEBB AND FTTI.

Webb and FTTI each represents and warrants to the Jabber as follows:

4.1
Authorization; Enforceability.    It is duly and validly organized, validly existing and in good standing under the laws of the jurisdiction of its registration with full corporate power and authority to acquire the Common Stock and to execute and deliver this Agreement. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

4.2
Accredited Investor; Purchase as Principal.    It is an accredited investor as that term is defined in Rule 501 of Regulation D, and is acquiring the Common Stock solely for its own account as a principal and not with a present view to the public resale or distribution of all or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and/or sales registered under the Securities Act; provided, however, that in making such representation, it does not agree to hold the shares of Common Stock for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of the shares of Common Stock at any time in accordance with the provisions of this Agreement and with federal and state securities laws applicable to such sale, transfer or disposition.

4.3
Information.    Jabber has provided it with information regarding the business, operations and financial condition of Jabber, and has granted it the opportunity to ask questions of and receive answers from representatives of Jabber, its officers, directors, employees and agents concerning Jabber and materials relating to the terms and conditions of the acquisition and issuance of the Common Stock. Neither such information nor any other investigation conducted by it or any of its representatives shall modify, amend or otherwise affect its right to rely on Jabber’s representations and warranties contained in this Agreement.

4.4
Limitations on Disposition.    It acknowledges that, except for FTTI, as provided in the Investor Rights Agreement dated July 6, 2001 among Jabber, FTTI and DiamondCluster International, Inc. (the “Investor Rights Agreement”), the Common Stock has not been and is not being registered under the Securities Act and may not be transferred or resold without registration under the Securities Act or unless pursuant to an exemption therefrom.

4.5	Legend. It understands that the certificates representing the Common Stock may bear at issuance a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

Notwithstanding the foregoing, it is agreed that, as long as (A) the resale or transfer (including without limitation a pledge) of the shares is registered pursuant to an effective registration statement and it represents in writing to Jabber that the shares have been or are being sold pursuant to such registration statement, (B) the shares have been publicly sold pursuant to Rule 144 (“Rule 144”) and it has delivered to Jabber customary Rule 144 broker’s and seller’s representation letters, or (C) the shares can be publicly sold pursuant to Rule 144(k) under the Securities Act, the shares shall be issued without any legend or other restrictive language and, with respect to the certificates for the shares upon which such legend is stamped, Jabber shall issue new certificates without such legend to the holder promptly upon request.

4.6
No Conflict.    The execution, delivery and performance by it of this Agreement (a) has been approved by all necessary action (corporate or other) on its part and (b) will not result in any violation of any provisions of its charter, bylaws or any other governing document in effect on the date hereof, or any instrument or contract to which it is a party or by which it is bound so as to prevent the consummation of the transactions contemplated herein.

5.	REPRESENTATIONS AND WARRANTIES OF JABBER.

“Jabber’s Knowledge” means the actual knowledge of any officer or director of Jabber, as well as the knowledge any such person would have after reasonable inquiry. Jabber hereby represents and warrants to Webb and FTTI and agrees with Webb and FTTI that, as of the date of this Agreement:

5.1
Organization, Good Standing and Qualification.    Jabber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Jabber is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the consolidated business or financial condition of Jabber and its subsidiaries taken as a whole.

5.2
Authorization; Consents.    Jabber has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. All corporate action on the part of Jabber by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by Jabber of its obligations under this Agreement has been taken, and no further consent or authorization of Jabber, its Board of Directors, its stockholders, any governmental agency or organization (other than such approval as may be required under the Securities Act and applicable state securities laws in respect of the registration obligations set forth in the Investor Rights Agreement), or any other person or entity is required.

5.3	Enforcement. This Agreement constitutes a valid and legally binding obligation of Jabber, enforceable in accordance with its terms.

5.4
Disclosure.    All information relating to or concerning Jabber set forth in this Agreement or provided to Webb and FTTI in connection with the transactions contemplated herein is true and correct in all material respects and Jabber has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

5.5
Valid Issuance.    The shares of Common Stock to be issued in exchange for the Webb and FTTI Notes and the conversion of preferred stock as provided herein are duly authorized and, when issued, sold and delivered in accordance with the terms hereof, (a) will be duly and validly issued, fully paid and nonassessable, free and clear of any taxes, liens, claims, preemptive or similar rights or encumbrances imposed by or through Jabber (collectively, “Encumbrances”), and (b) based in part upon the representations of Webb and FTTI in this Agreement, will be issued, sold and delivered in compliance with all applicable federal and state securities laws.

5.6
No Conflict with Other Instruments.    Jabber is not in violation of any provisions of its charter, bylaws or any other governing document as amended and in effect on and as of the date hereof or in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any instrument or contract to which it is a party or by which it is bound, or of any provision of any federal, state or foreign judgment, writ, decree, order, statute, rule or governmental regulation applicable to Jabber, which violation or default could reasonably be expected to have a Material Adverse Effect. Jabber is not in breach of any agreement to which it is a party or by which it is bound where such breach could have a material adverse effect on (a) the business, operations, financial condition, customer or employee relations of Jabber, (b) the transactions contemplated hereby, (c) Common Stock or (d) the ability of Jabber to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”). The (a) execution, delivery and performance of this Agreement, and (b) consummation of the transactions contemplated hereby will not, in any such case, result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any Encumbrance upon any assets of Jabber or the triggering of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a “poison pill” provision or otherwise), on the part of holders of Jabber’s securities, it being understood that FTTI is hereby waving any such rights that it may have.

6.	MISCELLANEOUS.

6.1
Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Jabber may not assign it rights or obligations under this Agreement except as may be specifically provided by this Agreement.

6.2	No Reliance. Each Party acknowledges that it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary.

6.3	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado, U.S.A., without regard to the conflict of laws provisions thereof.

6.4	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6.5
Headings; Drafting.    The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The Parties shall be deemed to have participated jointly in the drafting of this Agreement, and no provision hereof or thereof shall be construed against any party as the drafter thereof.

6.6
Notices.    Any notice, demand or request required or permitted to be given by any Party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed given (a) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., Denver time, on a business day or, if such day is not a business day, on the next succeeding business day, (b) on the next business day after timely delivery to a nationally-recognized overnight courier, and (c) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the Parties as follows:

If to the Company:

Jabber, Inc.
1899 Wynkoop, Suite 600
Denver, Colorado 80202
Facsimile: (303) 295-3584
Attention: Rob Balgley

with a copy to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.
3400 City Center
33 South Sixth Street
Minneapolis, Minnesota 55402-3796
Telecopy: (612) 333-0066
Attention: Lindley S. Branson, Esq.

If to Webb:

Webb Interactive Services, Inc.
1899 Wynkoop, Suite 600
Denver, Colorado 80202
Facsimile: (303) 295-3584
Attention: William R. Cullen

with a copy to:

Gray, Plant, Mooty, Mooty & Bennett, P.A.
3400 City Center
33 South Sixth Street
Minneapolis, Minnesota 55402-3796
Facsimile : (612) 333-0066
Attention: Lindley S. Branson, Esq.

and if to the Purchaser:

France Telecom Technologies Investissements
38-40 rue du Gal Leclerc
92794 Issy les Moulineaux Cedex 9
Facsimile: 011 33 145 296 560
Attention: Eric Cozanet

with a copy to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Facsimile: (303) 893-1379
Attention: Chris Richardson, Esq.

6.7	Expenses. Each of the Parties shall pay all costs and expenses that it incurs in connection with the negotiation, execution, delivery and performance of this Agreement.

6.8
Further Investment in Jabber.    The Parties acknowledge that Jabber is in the process of seeking additional strategic investors in Jabber so that Jabber can continue to development as an independent company. In this regard, the Parties shall each endeavor to use their good faith best efforts to attract such strategic investors.

6.9	FTTI Effective Date. As used herein, “FTTI Effective Date” shall mean the first business day following the effective amendment of the Series B Designation as required pursuant to this Agreement.

6.10
Entire Agreement; Amendments; Waiver.    This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by each of the Parties. This Agreement is separate from and does not affect the terms and conditions of the Investor Rights Agreement or the Stockholders Agreement dated as of July 6, 2001, by and among Jabber, FTTI and the Other Stockholders listed therein.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first-above written.

JABBER, INC.

By: /s/    Rob Balgley
Name: Rob Balgley
Title: Chief Executive Officer

WEBB INTERACTIVE SERVICES, INC.

By: /s/    Lindley S. Branson
Name: Lindley S. Branson
Title: Vice President/General Counsel

FRANCE TELECOM TECHNOLOGIES INVESTISSEMENTS

By: /s/    Eric Cozanet, represented by Stephane Couvreur, Investment Manager
Name: Eric Cozanet
Its: Chief Executive Officer